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                                                                   Exhibit 10(b)


                CONSENT OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP


        We hereby consent to the reference to our firm included in Part A and Part B of Merrill Lynch Index Trust, filed as part of Registration Statement No. 811-7885.


                                      /s/ Swidler Berlin Shereff Friedman, LLP
                                      Swidler Berlin Shereff Friedman, LLP


New York, New York
April 26, 1999